Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Rentokil Initial plc

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Title of Securities to be Registered(1)	Fee Calculation Rule	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
	Ordinary Shares, par value £0.01 per share, of Rentokil Initial plc (“Ordinary Shares”)	Rule 457(c) and Rule 457(h)	25,188,574	$5.53	$139,270,140.48	0.00011020	$15,347.57
	Total Offering Amounts						$15,347.57
	Total Fee Offsets						$0
	Net Fee Due						$15,347.57

(1) The Ordinary Shares will initially be represented by a beneficial interest in American depository shares (“ADSs”), each of which represent five Ordinary Shares and may be represented by American depository receipts (“ADRs”). The ADSs have been or will be registered under a separate registration statement on Form F-6.

(2) This Registration Statement covers 25,188,574 Ordinary Shares, of which 19,000,000 Ordinary Shares may be offered or sold under the 2016 Rentokil Initial plc Performance Share Plan, as amended (the “PSP”) and 6,188,574 Ordinary Shares may be offered or sold under the Terminix Global Holdings, Inc. 2014 Omnibus Incentive Plan. (the “Omnibus Incentive Plan” and, together with the PSP, the “Plans”). In addition, the amount being registered also includes an indeterminate number of additional Ordinary Shares that may be issued under the Plans upon any stock split, stock dividend, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for purposes of computing the registration fee, based on (i) with respect to 2,590,945 Ordinary Shares underlying unvested and unexercised stock options outstanding under the Omnibus Incentive Plan, the weighted average exercise price of such Ordinary Shares, or $5.70 and (ii) with respect to all other Ordinary Shares covered by this Registration Statement, the average of the high and low sales prices reported for an Ordinary Share on the London Stock Exchange on October 6, 2022, or $5.51 (in each case, converted from Pounds Sterling to U.S. Dollars at the currency cross rate at the close of the New York Stock Exchange on October 6, 2022, as reported by the Wall Street Journal (£1=U.S.$1.1162)).